EXHIBIT 10.1
THIRD AMENDMENT TO OPTION AGREEMENT
AND JOINT ORDER TO TITLE COMPANY
     THIS THIRD AMENDMENT TO OPTION AGREEMENT AND JOINT ORDER TO TITLE COMPANY (the “Amendment”) is entered into this 28th day of April, 2008 (the “Effective Date”), by and between APOLLO GROUP, INC., an Arizona corporation (“Option Grantor”) and MACQUARIE RIVERPOINT AZ, LLC, a Delaware limited liability company (the “Option Holder”).
RECITALS:
     A. Option Grantor and Option Holder are parties to that certain Option Agreement dated June 20, 2006, as amended by that certain First Amendment to Option Agreement dated March 7, 2007 and further amended by that certain Second Amendment to Option Agreement dated March 17, 2008 (as amended, the “Agreement”).
     B. Option Grantor and Option Holder have agreed to order the Title Company to release the Option Payment to Option Grantor.
     C. Option Grantor and Option Holder now desire to amend the Agreement to extend the Option Exercise Date and the Closing Date as set forth in this Amendment.
AGREEMENT:
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Recitals. Each of the recitals set forth above are incorporated herein as covenants and agreements of the parties hereto.
     2. Definitions. All initial capitalized terms used herein shall have the meanings ascribed thereto in the Agreement, unless otherwise specifically defined herein.
     3. Option Payment. Option Grantor and Option Holder hereby jointly order the Title Company to release the Option Payment to Option Grantor, together with any interest earned thereon accrued to the date of this Amendment (the “Accrued Interest”). The Accrued Interest shall be applied to the Purchase Price if the Option is exercised and the transaction under the Purchase and Sale Agreement is consummated in accordance with the terms thereof. Option Holder hereby waives any defenses to the release of the Option Payment existing as of the date of this Amendment, but will continue to have the right to a return of the Option Payment as the result of any Option Grantor’s default under the Agreement or the Purchase and Sale Agreement following the date of this Amendment or the failure of a condition precedent to Option Holder’s performance under the Agreement or the Purchase and Sale Agreement, which failure of the relevant condition is within the sole control of, or caused solely by Option Grantor, including, without limitation, under Section 4(d)(2), Section 4(d)(3) and Section 4(d)(5) of the Agreement and Section 5(b), Section 5(d), Section 5(f) and Section 5(g) of the Purchase and Sale Agreement.
     4. Option Exercise Date. Section 3(b)(iii) of the Agreement is hereby amended in its entirety to read as follows:
“If Option Grantor approves the assignment of the Agreement to Third Party Buyer (defined below) as evidenced by execution of the Option Assignment (defined below), Option Holder may exercise the Option by giving written notice (the “Option Exercise Notice”) of the exercise thereof to Option Grantor on or before the date that is not more than thirty (30) days following the execution of the Option Assignment, but in no event later than June 2, 2008 (the “Option Exercise Date”). Notwithstanding anything contained in the Agreement to the contrary, in no event will the Option Exercise Date be extended beyond June 2, 2008.”

     5. Closing Date. The first sentence of Section 7 of the Agreement is hereby amended in its entirety as follows:
“Upon the exercise of the Option as provided in Section 3, the closing of the transaction (the “Closing”) shall be held and delivery of all items shall be made under the terms and conditions of the Purchase and Sale Agreement through an escrow with the Title Company, on the date that is not more than ten (10) calendar days after the Option Exercise Date (the “Closing Date”).”
     6. Third Party Buyer. Not later than one (1) business day following the mutual execution and delivery of this Amendment, Option Holder shall disclose to Option Grantor in writing the identity of a party (the “Third Party Buyer”) to which Option Holder intends assign its right, title and interest under the Agreement (the “Replacement Transaction”). The written notice shall be accompanied by an organizational chart for the Third Party Buyer, a list of all affiliates (the “Third Party Affiliates”) and the name and contact information of a representative of the Third Party Buyer who Option Grantor can contact about the Replacement Transaction. Within two (2) business days following such disclosure (the “Consent Period”), Option Grantor shall determine (which determination shall be set forth in a written notice to Option Holder) whether Option Grantor consents to the assignment of the Agreement to the Third Party Buyer and which, if granted, shall constitute Option Grantor’s consent pursuant to Section 10(c) of the Agreement. Option Holder acknowledges that such consent may be given or withheld in Option Grantor’s sole discretion, and if Option Grantor fails to notify Option Holder of its approval within such two (2) business day period, Option Grantor will be deemed to have not consented to the proposed assignment to Third Party Buyer. If Option Grantor consents to the Replacement Transaction, then on or before May 2, 2008, Option Holder and Third Party Buyer shall enter into a written assignment agreement (the “Option Assignment”), evidencing the assignment by Option Holder and assumption by Third Party Buyer of the Agreement, and Option Grantor shall execute the Option Assignment for purposes of evidencing its consent to the assignment and the fact that the Agreement (as amended by this Amendment) remains in full force and effect. If (i) Option Holder fails to notify Option Grantor of the name of Third Party Buyer within one (1) business day following the execution of this Amendment, (ii) Option Grantor does not consent (or is deemed not to have consented) to the Replacement Transaction for whatever reason within two (2) business days following disclosure of the Third Party Buyer, or (iii) the Option Assignment is not executed by May 2, 2008, the Option shall be deemed to have lapsed in accordance with the terms of the Agreement and Option Holder shall have no further right to exercise the Option and Option Grantor shall have the right to retain the Option Payment. If Option Grantor does not consent (or is deemed not to have consented) to the Replacement Transaction for whatever reason, or if Option Grantor fails to consummate the Replacement Transaction on or before the date that is ten (10) days after the Option Exercise Date, Option Grantor shall be prohibited from selling, conveying or otherwise disposing of the Membership Interests or the Property to the Third Party Buyer or any of its Third Party Affiliates until January 1, 2009. The provisions of this Section 6 shall survive the release of the Option Payment to Option Grantor and the provisions relating to the prohibition on sales to the Third Party Buyer any Third Party Affiliates until January 1, 2009 shall survive the expiration of the Option.
     7. Certificated Membership Interests. At the Closing, in addition to the deliveries required by Section 7(b) of the Purchase and Sale Agreement, Option Grantor hereby agrees to deliver an amendment to each of the operating agreements for the each of the Companies that contain provisions suitable for, and allowing for, the issuance of certificated Membership Interests in each respective Company, and a copy of the certificate evidencing the Membership Interest in each Company. The Third Party Buyer wishes to obtain an Eagle 9 UCC Insurance Policy issued by the Title Company (the “UCC Policy”) for the Third Party Buyer’s ownership of the Membership Interests in form and substance reasonably satisfactory to Third Party Buyer, in the full amount of the Purchase Price, containing such endorsements as Third Party Buyer may reasonably require, and insuring that the Membership Interests are owned by Buyer and are not subject to any liens, encumbrances or other adverse interests. Option Grantor hereby agrees to cooperate with any reasonable requirements imposed by the Title Company in connection with the issuance of such a UCC Policy, provide that as the result of such cooperation, Option Grantor shall not be required to incur any costs, assume or incur any liabilities or obligations, make any representations or warranties, or fulfill any requirement that are capable of being satisfied by the Third Party Buyer. The costs of obtaining the UCC Policy shall be paid for by Third Party Buyer.

     8. Option Holder Covenants. Option Holder hereby agrees and covenants to reimburse, within thirty (30) days of Option Grantor’s receipt of invoices therefor or at the Closing, the reasonable attorneys’ fees and costs incurred by Option Grantor incurred by Option Grantor from and after April 25, 2008 in connection with the Option or the Replacement Transaction. Option Grantor shall deliver the final invoice within ninety (90) days after the Closing or termination of the Agreement. If no demand is made by such date, Option Holder’s payment obligations hereunder shall be waived and of no further force and effect.
     9. Management Fee. Section 4.3 in each Lease shall be modified to provide that the Management Fee is 1/2 percent (.50%) of the Fixed Rent.
     10. Miscellaneous. The parties hereto acknowledge that the Agreement remains in full force and effect, and to the extent the Option has lapsed due to the failure to exercise the Option, the same is hereby reinstated. Except as expressly modified hereby, the Agreement remains unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms of this Amendment and the Agreement, the terms of this Amendment shall control. This Amendment may be executed simultaneously or in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
     11. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy to the other party shall be effective as delivery of a manually executed counterpart of this Amendment.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

OPTION GRANTOR:

APOLLO GROUP, INC., an Arizona corporation

/s/ Joseph L. D’Amico

Joseph L. D’Amico
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

/s/ Robert Moya

Robert Moya
Secretary

OPTION HOLDER:

MACQUARIE RIVERPOINT AZ, L.L.C., a Delaware limited liability company

By: Macquarie Office (US) No. 2 Corporation, a
Minnesota corporation, its sole member and manager

/s/ Paul Sorensen

Paul Sorensen
Vice President

ACCEPTED AND APPROVED:

Riverpoint 1/3/5 and Riverpoint 2, as signatories to the Agreement, hereby accept and approve this Amendment

RIVERPOINT LOTS 1/3/5, LLC, an Arizona limited liability company

By:	Apollo Group, Inc., its sole member and manager

/s/ Joseph L. D’Amico

Joseph L. D’Amico
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

/s/ Robert Moya

Robert Moya
Secretary

RIVERPOINT LOT 2, LLC, an Arizona limited liability company

/s/ Joseph L. D’Amico

Joseph L. D’Amico
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

/s/ Robert Moya

Robert Moya
Secretary